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                                                              EXHIBIT 5.0

                                Law Offices
                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                 12th Floor
                           734 15th Street, N.W.
                          Washington, D.C.  20005
                                  __________
TIMOTHY B. MATZ                                        PATRICIA J. WOHL
STEPHEN M. EGE          Telephone:  (202) 347-0300     DAVID MAX SELTZER
RAYMOND A. TIERNAN      Facsimile:  (202) 347-2172     ERIC M. MARION
GERARD L. HAWKINS              WWW.EMTH.COM
JOHN P. SOUKENIK*                                      ________________
GERALD F. HEUPEL, JR.
JEFFREY A. KOEPPEL                                     SENIOR COUNSEL
PHILIP ROSS BEVAN                                      W. MICHAEL HERRICK
HUGH T. WILKINSON
KEVIN M. HOULIHAN
KENNETH B. TABACH                                      OF COUNSEL

                                                       JACK I. ELIAS (1918-2003)
                                                       SHERYL JONES ALU

*NOT ADMITTED IN D.C.

                              November 11, 2003


Board of Directors
KNBT Bancorp, Inc.
90 Highland Avenue
Bethlehem, Pennsylvania 18017


     Re:  Registration Statement on Form S-8
          808,916 Shares of Common Stock


Ladies and Gentlemen:


     We are special counsel to KNBT Bancorp, Inc., a Pennsylvania corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of shares of common stock, par value $.01 per share ("Common Stock") of the Corporation to be issued upon exercise of options previously granted by First Colonial Group, Inc. ("First Colonial") pursuant to the First Colonial Group, Inc. 1994 Stock Option Plan for Non-Employee Directors, the First Colonial Group, Inc. 1996 Employee Stock Option Plan and the First Colonial Group, Inc. 2001 Stock Option Plan (the "Plans"), and converted into options to purchase Common Stock (the "Options") upon the completion of the acquisition of First Colonial by the Corporation on October 31, 2003 pursuant to an Agreement and Plan of Merger, dated as of March 5, 2003, between Keystone Savings Bank and First Colonial (the "Agreement"), to which Agreement the Corporation acceded to by an accession agreement dated June 2, 2003. The Registration Statement also registers an indeterminate number of additional shares which may be necessary to adjust the number of shares registered thereby for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.


Board of Directors
November 11, 2003
Page 2


     For this purpose, we have reviewed the Registration Statement and related prospectus for the Plans, the Articles of Incorporation and Bylaws of the Corporation, the Plans, the Agreement, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purposes of this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed relevant as a basis for this opinion. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformance in all respects of copies to originals. Furthermore, we have made such factual inquiries and reviewed such laws as we determined to be relevant for this opinion.

     For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Options will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Options;
(ii) on the dates the Options are exercised, the Options will constitute valid, legal and binding obligations of the Corporation and will be enforceable as to the Corporation in accordance with their terms (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally); (iii) the Options are exercised in accordance with their terms and the exercise price therefor is paid in accordance with the terms thereof; (iv) no change occurs in applicable law or the pertinent facts; and (v) the provisions of "blue sky" and other securities laws as may be applicable will have been complied with to the extent required.

      Based on the foregoing, and subject to the assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plans upon receipt by the Corporation of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   ELIAS, MATZ, TIERNAN & HERRICK L.L.P.



                                   By:  /s/ Philip Ross Bevan
                                        ________________________________
                                        Philip Ross Bevan, a Partner